Exhibit 99.1

IMAX CORPORATION REPORTS SECOND QUARTER 2022 RESULTS

•
Strong Year-Over-Year Growth across Key Metrics Underscores Company’s Position as a Premier Global Technology Platform for Entertainment and Events

•
Global Box Office of $247.7 Million (+128.1% YoY) Driven by “Top Gun: Maverick”, "Doctor Strange in the Multiverse of Madness” and “Jurassic World Dominion” as Dramatic Surge in Moviegoing Expands across Demographics and Regions

•
Company Repurchased 2.7M Shares in Second Quarter; 6.4M Since 2020, or 11% of total shares outstanding

•
IMAX Expects to Release 15 Local Language Titles across 50 Global Markets in the Third Quarter

•
IMAX China Network 91% Operational — up from 65% on April 26

NEW YORK, NY — July 28, 2022 — IMAX Corporation (NYSE: IMAX) today reported solid financial results for the Second Quarter of 2022 demonstrating its leadership position in the global resurgence of moviegoing. Total Gross Box Office increased to $247.7 million from $108.6 million in the second quarter of 2021. Revenue increased to $74.0 million from $51.0 million and Gross Margin increased to $44.0 million from $25.6 million in the year-ago period.

For the Second Quarter of 2022, the net loss attributable to common shareholders was ($2.9) million, or ($0.05) per share, compared to ($9.2) million, or ($0.16) per share, last year and Adjusted Net Income attributable to common shareholders(1) was $3.9 million, or $0.07 per share, compared to an Adjusted Net Loss attributable to common shareholders(1) of ($7.0) million, or ($0.12) per share, last year. The Company's Second Quarter 2022 Adjusted Net Income attributable to common shareholders(1) includes a $3.2 million, or $0.06 per share impairment of a film investment, due in part to Covid related lockdowns and depressed box office levels in China. The Company's Second Quarter 2022 Adjusted Net Income attributable to common shareholders(1) also includes a $5.1 million, or $0.09 per share, valuation allowance against its deferred tax assets.

Adjusted EBITDA per Credit Facility(1) of $25.4 million was up from $8.7 million in the second quarter of 2021. On a trailing 12-month basis, Adjusted EBITDA per Credit Facility(1) was $97.3 million as of June 30th.

“IMAX is playing a leading role in the global resurgence in moviegoing, as demonstrated by our strong financial results, global box office growth, and market share gains we delivered in the second quarter. In fact, our second quarter results in North America were on par with our record-breaking 2019, as consumers continue to seek out IMAX as a destination for fandom,” said Richard L. Gelfond, CEO of IMAX Corporation.

_______________

(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the Non-GAAP Financial Measures used herein, as well as reconciliations to the most comparable GAAP amounts.

“With three consecutive $25 million-plus global openings for the first time in its history, IMAX continued to affirm its position as a critical launch platform for major entertainment franchises. As the year progresses with key titles such as Brad Pitt’s ‘Bullet Train’, Dwayne ‘The Rock’ Johnson’s ‘Black Adam’, ‘Black Panther: Wakanda Forever’ and ‘Avatar: The Way of Water’ and a remarkable offering of franchise tentpoles through 2023, we are focused on driving future growth for the Company across our global network, content portfolio, and technology platform.”

“We are encouraged by recent activity to strengthen key partnerships with global exhibitors, including agreements for new theatres and installations across Asia, Europe, the Middle East, and North America. We also continue to enhance and diversify our content portfolio, with Hollywood blockbusters, more of which feature IMAX DNA; local language blockbusters across a growing international footprint; IMAX documentaries; and exclusive live events and experiences from a growing roster of new partners.”

Second Quarter Financial Highlights

	Three Months Ended
	June 30,
In millions of U.S. Dollars, except per share data	2022	2021	YoY % Change
Total Revenue	$74.0	$51.0	45%

Gross Margin	$44.0	$25.6	72%
Gross Margin (%)	60%	50%

Net Loss attributable to common shareholders	$(2.9)	$(9.2)	N/A
Diluted Net Loss per share attributable to common shareholders	$(0.05)	$(0.16)	N/A
Adjusted Net Income (Loss) attributable to common shareholders(1)	$3.9	$(7.0)	N/A
Adjusted Net Income (Loss) per share attributable to common shareholders(1)	$0.07	$(0.12)	N/A

Adjusted EBITDA per Credit Facility attributable to common shareholders(1)	$25.4	$8.7	192%
Adjusted EBITDA Margin attributable to common shareholders (%)(1)	35.9%	20.6%	74%

_______________

(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.

Second Quarter and June Year-to-Date Segment Results(1)

	IMAX Technology Network			IMAX Technology Sales and Maintenance

In millions of U.S. Dollars	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
2Q22	$46.1	$30.9	67%	$24.3	$12.8	53%
2Q21	19.7	8.7	44%	28.7	16.1	56%
% change	134%	255%		(15%)	(20%)

YTD 2Q22	$78.3	$50.6	65%	$49.6	$25.0	50%
YTD 2Q21	40.0	18.8	47%	45.7	23.2	51%
% change	96%	169%		9%	8%

_______________

(1)
Please refer to the Company’s Form 10-Q for the period ended June 30, 2022 for additional segment information.

IMAX Technology Network

•
IMAX Technology Network revenues increased 134% to $46.1 million in the second quarter of 2022, compared to $19.7 million in the prior-year period. The strength of key titles such as “Doctor Strange in the Multiverse of Madness”, “Top Gun: Maverick” and “Jurassic World Dominion” drove the increase in gross box office and revenue.
•
Gross margin for the IMAX Technology Network increased to $30.9 million in the second quarter of 2022, compared to $8.7 million in the prior year period as improved box office performance drove higher revenue.

IMAX Technology Sales and Maintenance

•
IMAX Technology Sales and Maintenance revenues decreased 15% to $24.3 million in the second quarter of 2022, compared with $28.7 million in the prior year period. The decrease in revenue was driven by seven fewer installations, including upgrades, compared to the second quarter 2021, partially offset by increased maintenance revenues.
•
Total gross margin for IMAX Technology Sales and Maintenance decreased 20% to $12.8 million in the second quarter of 2022 compared to $16.1 million in the prior year period. The decrease in gross margin was the result of fewer system installations completed, partially offset by increased maintenance margin.

Cash Balances and Outstanding Debt

Total cash and cash equivalents as of June 30, 2022 were $110.1 million. Total debt, excluding deferred financing fees, was $230.0 million as of June 30, 2022.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding at the end of the second quarter of 2022 was 57.3 million and 57.9 million, respectively, compared to 59.4 million in the second quarter of 2021. During the second quarter of 2022, the Company repurchased 2,702,548 shares at an average price of $15.92 for a total of $43.0 million and IMAX China did not repurchase any shares. As of June 30, 2022, a total of $26.2 million remains available under the Company’s outstanding share repurchase authorization.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag.

The Company may post additional information on the Company’s corporate and Investor Relations website which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts, for additional information about the Company.

Conference Call

The Company will host a conference call today at 4:45 PM ET to discuss its second quarter 2022 financial results. This call is being webcast by PGI and can be accessed at investors.imax.com. To access the call via telephone, interested parties in the US and Canada should dial (888) 220-8451 approximately 5 to 10 minutes before the call begins. Other international callers should dial (647) 484-0475. The conference ID for the call is 7250150. A replay of the call will be available via webcast at investors.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 7250150.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture, and equipment to create experiences that take you beyond the edge of your seat to a world you've never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX's network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of June 30, 2022, there were 1,694 IMAX theater systems (1,610 commercial multiplexes, 12 commercial destinations, 72 institutional) operating in 87 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code "1970."

IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, Experience It In IMAX®, The IMAX Experience®, An IMAX Experience®, An IMAX 3D Experience®, IMAX DMR®, DMR®, Filmed For IMAX™, IMAX LIVE™, IMAX Enhanced™, IMAX nXos® and Films to the Fullest®, are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Heather Anthony 212-821-0121 hanthony@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward-looking statements include, but are not limited to, references to business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), industry prospects and consumer behavior, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the "Company") and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks related to the adverse impact of the COVID-19 pandemic; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada, as well as geopolitical conflicts, such as the conflict between Russia and Ukraine; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films; the signing of IMAX Theater System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to consolidation among commercial exhibitors and studios; risks related to brand extensions and new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to climate change; risks related to weather conditions and natural disasters that may disrupt or harm the Company’s business; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; risks related to political, economic and social instability, including with respect to the Russia-Ukraine conflict; the failure to convert IMAX Theater System backlog into revenue; changes in laws or regulations; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in our periodic filings with the SEC; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company has the following reportable segments: (i) IMAX DMR; (ii) Joint Revenue Sharing Arrangements ("JRSA"); (iii) IMAX Systems; (iv) IMAX Maintenance; (v) Other Theater Business; (vi) Film Distribution; and (vii) Film Post-Production. The Company's activities that do not met the criteria to be considered a reportable segment are disclosed within All Other. The Company organizes its reportable segments into the following three categories, identified by the nature of the product sold or service provided:

(i)
IMAX Technology Network, which earns revenue based on contingent box office receipts and includes the IMAX DMR segment and contingent rent from JRSA segment;

(ii)
IMAX Technology Sales and Maintenance, which includes results from the IMAX Systems, IMAX Maintenance and Other Theater Business segments, as well as fixed revenues from the JRSA segment; and

(iii)
Film Distribution and Post-Production, which includes activities related to the distribution of large-format documentary films, primarily to institutional theaters, and the distribution of exclusive experiences ranging from live performances to interactive events with leading artists and creators (through the Film Distribution segment) and the provision of film post-production and quality control services.

In the first quarter of 2022, the Company’s internal reporting was updated to reclassify the results of IMAX Enhanced, an initiative to bring The IMAX Experience® into the home, out of the New Business Initiatives segment and into All Other for segment reporting purposes. IMAX EnhancedTM was the only component of the New Business Initiatives segment. Prior period comparatives have been reclassified to conform with the current period presentation. Please refer to the Company’s Form 10-Q for the period ended June 30, 2022 for additional segment information.

IMAX Network and Backlog

	Three Months Ended June 30,
Theater System Signings:	2022		2021
New IMAX Theater Systems
Sales and sales-type lease arrangements	2		3
Hybrid JRSA	1		—
Traditional JRSA	—		3
Total new IMAX theaters Systems	3		6
Upgrades of IMAX theater systems	10		2
Total IMAX Theater System signings	13		8

	Three Months Ended June 30,
Theater System Installations:	2022		2021
New IMAX Theater Systems(1)
Sales and sales-type lease arrangements	3		9
Hybrid JRSA	1		2
Traditional JRSA	3		4
Total new IMAX Theater Systems	7		15
Upgrades of IMAX theater systems	2		1
Total IMAX Theater System installations	9		16

	June 30,
Theater System Backlog:	2022		2021
Sales and sales-type lease arrangements	170		185
Hybrid JRSA	128		142
Traditional JRSA	194	(2)	187	(2)
Total Theater System backlog	492	(3)	514	(4)

	June 30,
Theater Network:	2022		2021
Commercial Multiplex Theaters
Sales and sales-type lease arrangements	687		672
Hybrid JRSA	149		143
Traditional JRSA	774		754
Total Commercial Multiplex Theaters	1,610		1,569
Commercial Destination Theaters	12		12
Institutional Theaters	72		73
Total Theater network(5)	1,694		1,654

_______________

(1)
For the three months ended June 30, 2022, includes four IMAX Theater Systems that were relocated from their original locations (2021 — nil). When a theater system under a sales or sales-type lease arrangement is relocated, the amount of revenue earned by the Company may vary from transaction-to-transaction and is usually less than the amount earned for a new sale. In certain situations when a theater system is relocated, the original location is upgraded to an IMAX Laser Theater System.
(2)
Includes 43 IMAX Theater Systems where the customer has the option to convert from a joint revenue sharing arrangement to a sales arrangement (2021 — 44).
(3)
Includes 201 new IMAX Laser Theatre systems configurations and 111 upgrades of existing locations to IMAX Laser Theater Systems configurations.

(4)
Includes 155 new IMAX Laser Theatre systems configurations and 96 upgrades of existing locations to IMAX Laser Theater Systems configurations.
(5)
Period-to-period changes are reported net of the effect of permanently closed theaters.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. Dollars, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues
Technology sales	$8,229	$15,173	$17,205	$21,348
Image enhancement and maintenance services	44,958	24,711	81,052	46,326
Technology rentals	18,525	8,130	31,186	16,489
Finance income	2,256	2,941	4,561	5,546
	73,968	50,955	134,004	89,709
Costs and expenses applicable to revenues
Technology sales	4,218	6,496	10,203	11,549
Image enhancement and maintenance services	19,953	12,357	35,696	22,121
Technology rentals	5,761	6,499	12,298	13,155
	29,932	25,352	58,197	46,825
Gross margin	44,036	25,603	75,807	42,884
Selling, general and administrative expenses	37,095	28,807	67,276	54,016
Research and development	1,356	2,200	2,552	3,671
Amortization of intangible assets	1,104	1,190	2,301	2,331
Credit loss expense (reversal), net	112	(1,872)	7,341	(1,567)
Asset impairments	4,470	—	4,470	-
Legal judgment and arbitration awards	—	(1,770)	—	(1,770)
Loss from operations	(101)	(2,952)	(8,133)	(13,797)
Realized and unrealized investment gains	30	33	64	5,281
Retirement benefits non-service expense	(138)	(116)	(277)	(230)
Interest income	417	559	919	1,142
Interest expense	(1,326)	(1,690)	(3,031)	(3,994)
Loss before taxes	(1,118)	(4,166)	(10,458)	(11,598)
Income tax expense	(3,133)	(1,946)	(5,743)	(5,014)
Net loss	(4,251)	(6,112)	(16,201)	(16,612)
Less: net loss (income) attributable to non-controlling interests	1,400	(3,099)	(259)	(7,439)
Net loss attributable to common shareholders	$(2,851)	$(9,211)	$(16,460)	$(24,051)
Net loss per share attributable to common shareholders - basic and diluted:
Net loss per share attributable to common shareholders - basic and diluted:	$(0.05)	$(0.16)	$(0.28)	$(0.41)

Weighted average number of shares outstanding (000's):
Basic	57,320	59,367	57,943	59,190
Diluted	57,856	59,367	57,943	59,190
Additional Disclosure:
Depreciation and amortization	$14,282	$12,994	$27,023	$25,671
Amortization of deferred financing costs	$730	$699	$1,753	$1,008

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. Dollars, except share amounts)

(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$110,112	$189,711
Accounts receivable, net of allowance for credit losses	122,440	110,050
Financing receivables, net of allowance for credit losses	127,173	141,049
Variable consideration receivables, net of allowance for credit losses	43,040	44,218
Inventories	33,422	26,924
Prepaid expenses	14,418	11,802
Film assets, net of accumulated amortization	6,026	4,241
Property, plant and equipment, net of accumulated depreciation	252,309	260,353
Investment in equity securities	1,092	1,087
Other assets	16,986	17,799
Deferred income tax assets, net of valuation allowance	13,958	13,906
Goodwill	39,027	39,027
Other intangible assets, net of accumulated amortization	21,821	23,080
Total assets	$801,824	$883,247
Liabilities
Accounts payable	$19,849	$15,943
Accrued and other liabilities	105,776	111,896
Deferred revenue	75,951	81,281
Revolving credit facility borrowings, net of unamortized debt issuance costs	—	2,472
Convertible notes, net of unamortized discounts and debt issuance costs	224,379	223,641
Deferred income tax liabilities	17,642	17,642
Total liabilities	443,597	452,875
Commitments and contingencies
Non-controlling interests	742	758
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
56,095,372 issued and outstanding (December 31, 2021 — 58,653,642 issued and outstanding)	391,107	409,979
Other equity	174,668	174,620
Statutory surplus reserve	3,932	3,932
Accumulated deficit	(272,022)	(234,975)
Accumulated other comprehensive income	(6,755)	2,527
Total shareholders' equity attributable to common shareholders	290,930	356,083
Non-controlling interests	66,555	73,531
Total shareholders' equity	357,485	429,614
Total liabilities and shareholders' equity	$801,824	$883,247

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. Dollars)

(Unaudited)

	Six Months Ended
	June 30,
	2022	2021
Operating Activities
Net loss	$(16,201)	$(16,612)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	27,023	25,671
Amortization of deferred financing costs	1,753	1,008
Credit loss expense (reversal), net	7,341	(1,567)
Write-downs	5,432	462
Deferred income tax (benefit) expense	(300)	33
Share-based and other non-cash compensation	13,966	12,332
Unrealized foreign currency exchange loss (gain)	841	(490)
Realized and unrealized investment gains	(64)	(5,281)
Changes in assets and liabilities:
Accounts receivable	(14,745)	(11,049)
Inventories	(6,949)	1,867
Film assets	(10,420)	(5,808)
Deferred revenue	(5,291)	(447)
Changes in other operating assets and liabilities	(7,679)	(17,135)
Net cash used in operating activities	(5,293)	(17,016)
Investing Activities
Purchase of property, plant and equipment	(2,934)	(1,365)
Investment in equipment for joint revenue sharing arrangements	(8,651)	(2,397)
Interest in film classified as a financial instrument	(4,731)	—
Acquisition of other intangible assets	(1,680)	(2,631)
Proceeds from sale of equity securities	—	17,769
Net cash (used in) provided by investing activities	(17,996)	11,376
Financing Activities
Proceeds from issuance of convertible notes, net	—	223,675
Debt issuance costs related to convertible notes	—	(242)
Purchase of capped calls related to convertible notes	—	(19,067)
Revolving credit facility borrowings	—	3,600
Repayments of revolving credit facility borrowings	—	(300,243)
Credit facility amendment fees paid	(2,028)	(32)
Repurchase of common shares, IMAX Corporation	(49,355)	—
Repurchase of common shares, IMAX China	(1,844)	—
Taxes withheld and paid on employee stock awards vested	(3,393)	(3,045)
Common shares issued - stock options exercised	—	883
Principal payment under finance lease obligations	(890)	—
Dividends paid to non-controlling interests	—	(2,099)
Net cash used in financing activities	(57,510)	(96,570)
Effects of exchange rate changes on cash and cash equivalents	1,200	(1,044)
Decrease in cash and cash equivalents during period	(79,599)	(103,254)
Cash and cash equivalents, beginning of period	189,711	317,379
Cash and cash equivalents, end of period	$110,112	$214,125

Segment Revenue and Gross Margin (Margin Loss)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands of U.S. Dollars	2022	2021	2022	2021
Revenue
IMAX Technology Network
IMAX DMR	$27,581	$11,793	$47,145	$23,737
JRSA, contingent rent	18,525	7,862	31,168	16,221
	46,106	19,655	78,313	39,958
IMAX Technology Sales and Maintenance
IMAX Systems	8,231	15,982	16,849	21,881
JRSA, fixed fees	498	1,002	1,488	2,740
IMAX Maintenance	14,683	11,235	29,625	20,141
Other Theater Business(1)	920	483	1,590	920
	24,332	28,702	49,552	45,682
Film Distribution and Post-Production	1,963	1,590	3,369	2,403
Sub-total for reportable segments	72,401	49,947	131,234	88,043
All Other(2)	1,567	1,008	2,770	1,666
Total	$73,968	$50,955	$134,004	$89,709

Gross Margin (Margin Loss)
IMAX Technology Network
IMAX DMR	$18,000	$6,861	$31,557	$15,112
JRSA, contingent rent	12,889	1,790	19,087	3,673
	30,889	8,651	50,644	18,785
IMAX Technology Sales and Maintenance
IMAX Systems	5,427	10,548	9,403	13,560
JRSA, fixed fees	(19)	347	233	503
IMAX Maintenance	7,367	5,075	15,237	8,898
Other Theater Business	46	142	146	205
	12,821	16,112	25,019	23,166
Film Distribution and Post-Production	(527)	606	(1,388)	581
Sub-total for reportable segments	43,183	25,369	74,275	42,532
All Other(2)	853	234	1,532	352
Total	$44,036	$25,603	$75,807	$42,884

_______________

(1)
The revenue from this segment principally includes after-market sales of IMAX Theater system parts and 3D glasses.
(2)
All Other includes the results from IMAX Enhanced and other ancillary activities. In the first quarter of 2022, the Company's internal reporting was updated to reclassify the results of IMAX Enhanced out of the New Business Initiatives segment into All Other for segment reporting purposes. Prior period comparatives have been revised to conform with the current period presentation.

IMAX CORPORATION

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars)

In this release, the Company presents adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin, and free cash flow as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits (iii) legal judgment and arbitration awards; (iv) realized and unrealized investment gains or losses, as well as the related tax impact of these adjustments, and (v) income taxes resulting from management’s decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net loss attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation of net loss attributable to common shareholders and the associated per share amounts to adjusted net income (loss) attributable to common shareholders and adjusted net income (loss) attributable to common shareholders per diluted share is presented in the table below. Net loss attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Company’s Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Adjusted EBITDA per Credit Facility measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) write-downs, net of recoveries, including asset impairments and credit loss expense; and (iv) legal judgment and arbitration awards.

A reconciliation of net loss attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net loss attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

Free cash flow is defined as net cash provided by or used in operating activities minus cash used in investing activities (from the Condensed Consolidated Statements of Cash Flows). Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	For the Three Months Ended June 30, 2022 (1)			For the Three Months Ended June 30, 2021 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(4,251)	$(1,400)	$(2,851)	$(6,112)	$3,099	$(9,211)
Add (subtract):
Income tax expense	3,133	5	3,128	1,946	884	1,062
Interest expense, net of interest income	179	(91)	270	432	(89)	521
Depreciation and amortization, including film asset amortization	14,282	1,196	13,086	12,994	1,038	11,956
Amortization of deferred financing costs(2)	730	—	730	699	—	699
EBITDA	$14,073	$(290)	$14,363	$9,959	$4,932	$5,027
Share-based and other non-cash compensation	7,777	379	7,398	6,911	345	6,566
Unrealized investment gains	(30)	—	(30)	(33)	—	(33)
Write-downs, including asset impairments and credit loss expense	5,163	1,477	3,686	(1,623)	(575)	(1,048)
Legal judgment and arbitration awards	—	—	—	(1,770)	—	(1,770)
Adjusted EBITDA per Credit Facility	$26,983	$1,566	$25,417	$13,444	$4,702	$8,742
Revenues attributable to common shareholders(3)	73,968	3,213	70,755	50,955	8,421	42,534
Adjusted EBITDA margin attributable to common shareholders	36.5%	48.7%	35.9%	26.4%	55.8%	20.6%

	For the Twelve Months Ended June 30, 2022 (1)			For the Twelve Months Ended June 30, 2021 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(9,166)	$5,572	$(14,738)	$(84,640)	$7,865	$(92,505)
Add (subtract):
Income tax expense	21,293	2,683	18,610	26,261	2,072	24,189
Interest expense, net of interest income	877	(378)	1,255	4,890	(346)	5,236
Depreciation and amortization, including film asset amortization	57,434	5,565	51,869	51,492	4,468	47,627
Amortization of deferred financing costs(2)	3,258	—	3,258	1,611	—	1,008
EBITDA	$73,696	$13,442	$60,254	$(386)	$14,059	$(14,445)
Share-based and other non-cash compensation	27,713	1,105	26,608	23,520	1,109	22,411
Realized and unrealized investment gains	(123)	—	(123)	(5,714)	(1,702)	(4,012)
Write-downs, including asset impairments and credit loss expense	11,691	1,091	10,600	16,769	3,102	13,667
Legal judgment and arbitration awards	—	—	—	2,335	—	2,335
Loss from equity accounted investments	—	—	—	1,329	—	1,329
Adjusted EBITDA per Credit Facility	$112,977	$15,638	$97,339	$37,853	$16,568	$21,285
Revenues attributable to common shareholders(3)	299,178	26,789	272,389	182,955	29,869	153,086
Adjusted EBITDA margin attributable to common shareholders	37.8%	58.4%	35.7%	20.7%	55.5%	13.9%

_______________

(1)
The Senior Secured Net Leverage Ratio is calculated using Adjusted EBITDA per Credit Facility determined on a trailing twelve-month basis.
(2)
The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.

(3)

(In thousands of U.S. Dollars)	Three months ended June 30, 2022		Three months ended June 30, 2021		Twelve months ended June 30, 2022		Twelve months ended June 30, 2021
Total revenues		$73,968		$50,955		$299,178		$182,955
Greater China revenues	$11,237		$27,913		$92,083		$99,100
Non-controlling interest ownership percentage(4)	28.59%		30.17%		29.09%		30.14%
Deduction for non-controlling interest share of revenues		(3,213)		(8,421)		(26,789)		(29,869)
Revenues attributable to common shareholders		$70,755		$42,534		$272,389		$153,086

(4) Weighted average ownership percentage for change in non-controlling interest share

Adjusted Net Income (Loss) Attributable to Common Shareholders and Adjusted Diluted Per Share Calculations

	Three Months Ended		Three Months Ended
	June 30, 2022		June 30, 2021
(In thousands of U.S. dollars, except per share amounts)	Net (Loss) Income	Per Share	Net Loss	Per Share
Net loss attributable to common shareholders	$(2,851)	$(0.05)	$(9,211)	$(0.16)
Adjustments(1):
Stock-based compensation	7,261	0.13	6,451	0.11
COVID-19 government relief benefits, net	32	—	(1,981)	(0.03)
Legal judgment and arbitration awards	—	—	(1,770)	(0.03)
Realized and unrealized investment gains	(30)	—	(33)	—
Tax Impact on items listed above	(490)	(0.01)	(428)	(0.01)
Adjusted net income (loss)(1)	$3,922	$0.07	$(6,972)	$(0.12)

Weighted average basic shares outstanding		57,320		59,367
Weighted average diluted shares outstanding		57,856		59,367

	Six Months Ended		Six Months Ended
	June 30, 2022		June 30, 2021
(In thousands of U.S. dollars, except per share amounts)	Net Loss	Diluted EPS	Net Loss	Diluted EPS
Net loss attributable to common shareholders	$(16,460)	$(0.28)	$(24,051)	$(0.41)
Adjustments(1):
Stock-based compensation	13,220	0.23	11,799	0.20
COVID-19 government relief benefits, net	(161)	—	(3,465)	(0.06)
Legal judgment and arbitration awards	—	—	(1,770)	(0.03)
Realized and unrealized investment gains	(64)	—	(3,710)	(0.06)
Tax impact on items listed above	(857)	(0.01)	(965)	(0.02)
Income tax effects related to the removal of the indefinitely reinvested assertion on the historical earnings of certain subsidiaries	—	—	381	0.01
Adjusted net loss(1)	$(4,322)	$(0.07)	$(21,781)	$(0.37)

Weighted average shares outstanding - basic and diluted		57,943		59,190

_______________

(1)
Reflects amounts attributable to common shareholders.

Free Cash Flow

	Three Months Ended	Six Months Ended
(In thousands of U.S. Dollars)	June 30, 2022	June 30, 2022
Net cash used in operating activities	$(1,510)	$(5,293)
Net cash used in investing activities	(7,399)	(17,996)
Free cash flow	$(8,909)	$(23,289)